Exhibit 10.1

GLOBAL MEDICAL REIT INC.

2016 EQUITY INCENTIVE PLAN

LTIP UNIT AWARD AGREEMENT

Long Term Incentive Award (Performance-Based with Time-Vesting)

Name of Grantee:	________________
Number of LTIP Units:	________________
Grant Date (Closing Date):
Final Acceptance Date:	___________, ____

Pursuant to the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Agreement of Limited Partnership, dated as of March 14, 2016 (as amended from time to time, the “Partnership Agreement”), of Global Medical REIT L.P., a Delaware limited partnership (“GMR OP”), Global Medical REIT Inc., a Maryland corporation (the “Company”) and the sole member of Global Medical REIT GP LLC, a Delaware limited liability company, the general partner of GMR OP (the “General Partner”), and for the provision of services to or for the benefit of GMR OP in a partner capacity or in anticipation of being a partner, hereby grants, and agrees to cause GMR OP to issue, to the Grantee named above a number of LTIP Units (which constitute Other Equity Based Awards under the Plan) to be determined following the conclusion of the Performance Period (defined herein) based on (i) the number of Award LTIP Units shown above (the “Award LTIP Units”) and (ii) the Company’s Total Shareholder Return and Relative Performance during the Performance Period as provided in further detail herein (such number of LTIP Units that are earned and issued to the Grantee, the “Earned LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement (the “Award”). Upon acceptance of this LTIP Unit Award Agreement (this “Agreement”), the Grantee shall become entitled to receive the Earned LTIP Units to the extent earned in accordance with, and subject to, the terms and conditions contained herein, in the Plan and in the Partnership Agreement, the terms of which are hereby incorporated by reference. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Partnership Agreement, attached hereto as ANNEX B, or the Plan, as applicable, unless a different meaning is specified herein. In addition, as used herein:

“Absolute TSR Component” means ___% of the Award LTIP Units, meaning that ___% of the Award LTIP Units shall be eligible to convert into Earned LTIP Units based on the Company’s Total Shareholder Return during the Performance Period.

“Baseline Value” for each of the Company and the Peer Companies means the dollar amount representing the average Fair Market Value over the ___ consecutive trading days ending on, and including, the Effective Date.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Common Stock Price” means, with respect to the Company and each of the Peer Companies, as of a particular date, the average of the Fair Market Value over the ___ consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price of a share of common stock as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Continuous Service” means the Grantee’s continuous service to the Company and its Affiliates, without interruption or termination, in any capacity. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Company and its Affiliates, or any successor; or (c) any change in status as long as the individual remains in the service of the Company and its Affiliates. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Effective Date” means ________________.

“Fair Market Value” means the closing price of one share of common stock of the applicable company as reported or quoted, as the case may be, on the national securities exchange or quotation system on which such company’s common stock is listed or quoted.

[“Good Reason” means: (i) a material diminution in the Grantee’s base salary; (ii) a material diminution or adverse change in the Grantee’s title, duties or authority; (iii) a material breach by the Company or GMR OP of any of its covenants or obligations under this Agreement; or (iv) the relocation of the geographic location of the Grantee’s principal place of employment by more than 50 miles from the location of the Grantee’s principal place of employment as of the Grant Date; provided that, in the case of the Grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Grantee’s consent; (B) the Grantee must provide written notice to GMR OP of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by GMR OP; and (D) the Grantee’s date of termination must occur within 60 days after such notice is received by GMR OP.]

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(d) hereof in the event of a Qualified Termination of the Grantee’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since the Effective Date to and including the date of the Grantee’s Qualified Termination by (b) the number of calendar days from the Effective Date to and including the Valuation Date.

“Peer Companies” means the companies that comprise the Dow Jones U.S. Real Estate Health Care Index.

“Performance Period” means the period beginning on the Effective Date and ending on the Valuation Date.

“Relative Performance” means the Company’s Total Shareholder Return relative to the Total Shareholder Return of the Peer Companies. Relative Performance will be determined by (a) ranking the Peer Companies from highest to lowest according to their respective Total Shareholder Return; (b) assigning each Peer Company a market capitalization percentage based upon each such Peer Company’s share of equity market capitalization as compared to the total market capitalization of all of the Peer Companies as of the Valuation Date; and then (c) constructing a percentile pool whereby each Peer Company is assigned a percentile range based on its Total Shareholder Return and market capitalization percentage. After this ranking, the Company’s Total Shareholder Return shall be compared to that of the Peer Companies and assigned a percentile rank based on the foregoing methodology.

“Relative TSR Component” means ___% of the Award LTIP Units, meaning that ___% of the Award LTIP Units shall be eligible to convert into Earned LTIP Units based on the Company’s Relative Performance during the Performance Period.

“Retirement” means retirement from employment with the Company and its Affiliates, but only to the extent the Grantee is at least ___ years old at the time of such retirement and has been employed with the Company or an Affiliate for at least ___ years prior to the date of such retirement.

“Total Shareholder Return” means, for each of the Company and the Peer Companies, with respect to the Performance Period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of common stock of such company at the Baseline Value on the Effective Date, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional common stock at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the Valuation Date at the Common Stock Price on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. Appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events that occur during the Performance Period.

“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for shares of Common Stock, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.

“Valuation Date” means the earlier of (a) the calendar day immediately preceding the following date: _____________, or (b) the date upon which a Change in Control shall occur.

1.Acceptance of Agreement. The Grantee shall have no rights under this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by signing and delivering to GMR OP a copy of this Agreement. Furthermore, unless the Grantee is already a Limited Partner of GMR OP as of the Final Acceptance Date shown above, the Grantee shall not be entitled to receive the Earned LTIP Units unless the Grantee signs, as a Limited Partner, and delivers to GMR OP on or prior to the Final Acceptance Date a counterpart signature page to the Partnership Agreement attached hereto as ANNEX C. Thereupon, the Grantee shall have all the rights of a Limited Partner with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Upon receipt of the Earned LTIP Units to which the Grantee becomes entitled hereunder, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of such Earned LTIP Units, effective as of the Valuation Date, and the Grantee shall have all of the rights of a Limited Partner with respect to the number of Earned LTIP Units issued to the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein.

2.Restrictions and Conditions.

(a)          The records of GMR OP evidencing the Award LTIP Units granted hereby and the Earned LTIP Units issued pursuant hereto shall bear an appropriate legend, as determined by GMR OP in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(b)          Award LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee in any respect. Earned LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting as contemplated in Section 4 and Section 5 of this Agreement, and then only to the extent permitted under the Partnership Agreement.

(c)          Subject to the provisions of Section 5 below, any LTIP Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to such LTIP Units) subject to this Award that have not been earned and become vested on or before the date that the Grantee’s employment with the Company and its Affiliates terminates shall be forfeited as of the date that such employment terminates.

3.Terms of LTIP Units.

(a)          Subject to Section 5, the exact number of Earned LTIP Units that Grantee shall be entitled to receive under this Agreement shall be determined following the conclusion of the Performance Period based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period as provided herein. The Grantee shall not be entitled to receive any LTIP Units hereunder except to the extent they are earned upon the end of the Performance Period in accordance with the terms and conditions hereof. Earned LTIP Units shall be issued as soon as reasonably practical following the end of the Performance Period. In addition to the performance vesting requirements specified herein, Earned LTIP Units shall be subject to service vesting as provided in Section 4(e). Award LTIP Units that are not earned in accordance with this Agreement shall be forfeited and cancelled and unvested Earned LTIP Units will be subject to forfeiture prior to vesting as set forth in this Section 4 and in Section 5.

(b)          The number of LTIP Units earned under the Absolute TSR Component of the Award will be determined pursuant to Section 4(d) as soon as reasonably practicable following the Valuation Date by multiplying the number of Award LTIP Units by __% and then multiplying such product by the applicable Percentage of Absolute TSR Component Earned based on the Company’s Total Shareholder Return as shown below:

Total Shareholder Return	Percentage of Absolute TSR Component Earned

The Absolute TSR Component of the Award will be forfeited in its entirety if the Total Shareholder Return is less than ___%. If the Total Shareholder Return is between ___% and ___%, or between ___% and ___%, the percentage of the Absolute TSR Component earned will be determined using linear interpolation as between those tiers, respectively.

(c)          The number of Award LTIP Units earned under the Relative TSR Component of the Award will be determined pursuant to Section 4(d) as soon as reasonably practicable following the Valuation Date by multiplying the number of Award LTIP Units by ___% and then multiplying such product by the applicable Percentage of Relative TSR Component Earned based on the Company’s Relative Performance as shown below:

Relative Performance	Percentage of Relative TSR Component Earned

The Relative TSR Component of the Award will be forfeited in its entirety if the Relative Performance is below the __th percentile of Peer Companies. If the Relative Performance is between the __th percentile and __th percentile of Peer Companies, or between the __th percentile and __th percentile of Peer Companies, the percentage of the Relative TSR Component earned will be determined using linear interpolation as between those tiers, respectively.

(d)          As soon as practicable following the Valuation Date, the Compensation Committee of the Board of Directors of the Company (the “Board”) (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan) (the “Committee”) shall determine the number of LTIP Units earned by the Grantee under both the Absolute TSR Component and the Relative TSR Component. Upon the performance of the calculations set forth in this Section 4(d): (A) the Company shall cause GMR OP to issue to the Grantee, as of the Valuation Date, a number of LTIP Units equal to the number of Earned LTIP Units. Any Award LTIP Units that are not earned in accordance with this Section 4 hereto shall not be deemed granted and shall not be issued, and the Grantee shall have no right in or to any such unearned and unissued LTIP Units after it is determined that they were not earned.

(e)          LTIP Units that have been earned based on performance as provided in Section 4(c), shall, subject to Section 5 hereof, be subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the Continuous Service of the Grantee through and on the applicable vesting date:

(i)          __% of the Earned LTIP Units shall become vested, and shall cease to be subject to forfeiture, as of the following date: ______________; and

(ii)         __% of the Earned LTIP Units shall become vested, and shall cease to be subject to forfeiture, on the following date: ______________.

(f)           Any Earned LTIP Units that do not become vested pursuant to Section 4(e) or Section 5 hereof shall, without payment of any consideration by the Company or its Affiliates, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Earned LTIP Units.

4.Termination of Employment.

(a)If the Grantee’s employment with the Company and its Affiliates  ends on account of the Grantee’s termination of employment by the Company or its Affiliates: (i) without Cause [(as defined in that certain Employment Agreement by and between Inter-American  Management LLC (“IAM”) and [    ], dated as of [      ] (the “Employment Agreement”)][(as defined in the Inter-American Management LLC Severance Plan and Summary Plan Description, dated July 9, 2020 (the “Severance Plan”)] (ii) by the Grantee for Good Reason ([as defined in the Employment Agreement][as defined herein]); provided that the Grantee executes the Release ([as defined in Section 7(f)(i) of the Employment Agreement][as defined in Section 5 of the Severance Plan]) on or before the Release Expiration Date ([as defined in Section 7(f)(v) of the Employment Agreement][as defined in Section 5 of the Severance Plan]), and does not revoke such Release within any time provided in such Release to do so, (iii) due to the Grantee’s death or Disability (as defined in [the Employment Agreement][the Severance Plan] or (iv) a result of the Grantee’s Retirement (as defined herein) (each, a “Qualified Termination”), the Grantee will not forfeit the Award LTIP Units upon such termination, and instead the following provisions of this Section 5 shall be applied to determine the number of Earned LTIP Units the Grantee shall be entitled receive:

i.the calculations provided in Section 4(d) hereof shall be performed as of the Valuation Date (or some other date deemed appropriate by the Committee) as if the Qualified Termination had not occurred;

ii. the number of Earned LTIP Units calculated pursuant to Section 4(d) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), or some other factor deemed appropriate by the Committee, and such adjusted number of LTIP Units shall be deemed the Grantee’s Earned LTIP Units for all purposes under this Agreement; and

iii.the Grantee’s Earned LTIP Units as adjusted pursuant to Section 5(b)ii above shall no longer be subject to forfeiture pursuant to Section 4(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 4(e) hereof will apply to the Grantee after the effective date of a Qualified Termination, except in the case of death or Disability, the Grantee will not have the right to transfer his or her Earned LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units, as adjusted pursuant to Section 5(a)ii above, would have become vested pursuant to Section 4(e) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 5(a)iii is to prevent a situation where the Grantee who has had a Qualified Termination would be able to realize the value of his or her LTIP Units or Common Units (through transfer or redemption) before other grantees whose Continuous Service continues through the applicable vesting dates set forth in Section 4(e) hereof.

(b)In the event of a Qualified Termination after the Valuation Date, all Earned LTIP Units that are subject to forfeiture restrictions pursuant to Section 4(e) shall no longer be subject to forfeiture; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 4(e) hereof will apply to the Grantee after the effective date of a Qualified Termination, except in the case of death or Disability, the Grantee will not have the right to transfer his or her Earned LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units would have become vested pursuant to Section 4(e) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b) is to prevent a situation where a Grantee who has had a Qualified Termination would be able to realize the value of his or her Earned LTIP Units or Common Units (through transfer or redemption) before other grantees of Earned LTIP Units whose Continuous Service continues through the applicable vesting dates set forth in Section 4(e) hereof.

(c)In the event of a termination of the Grantee’s employment other than a Qualified Termination, all unearned Award LTIP Units and all Earned LTIP Units except for those that have become vested pursuant to Section 4(e) hereof shall, without payment of any consideration by the Company or its Affiliates, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

5.Change in Control.

(a)If a Change in Control ([as defined in the Employment Agreement][as defined in the Severance Plan]) occurs before the following date:_______________, the provisions of Section 4 shall apply to determine the number of Earned LTIP Units except that (i) the number of Award LTIP Units that are earned under the Absolute TSR Component or the Relative TSR Component, as applicable, shall be based on a shortened Performance Period (with such shortened Performance Period ending on the date of the Change in Control), and (ii) the resulting number of Earned LTIP Units shall be prorated to reflect the portion of the original Performance Period that had elapsed as of the date of such Change in Control or not prorated as follows: _______________. If a Change in Control occurs on or after the following date: _______________, the number of Earned LTIP Units shall be determined as provided in Section 4.

(b)The number of Earned LTIP Units determined under Section 4, as modified by Section 6(a) for a Change in Control that occurs before the following date: _______________, shall remain subject to vesting tied to Continuous Service as provided in Section 4(e), except that the Grantee shall become fully vested in the Earned LTIP Units if he or she is terminated in a Qualified Termination.

(c)If the Change in Control occurs after the following date: _______________, and the Grantee is terminated in a Qualified Termination, the Grantee shall become vested in  the following number of unvested Earned LTIP Units _______________.

(d)Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and the [Employment Agreement][Severance Plan], the terms of the [Employment Agreement][Severance Plan] shall control.

6.Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Common Stock is exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding Earned LTIP Units: (i) provide that such Earned LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than __ days, provide that such Earned LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations    and qualifications:

(a)if all Earned LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined in and in accordance with the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the Common Units into which his Earned LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in (i) or (ii) above shall be permitted and available to the Company and the Acquiror;

(b)if some or all of the Earned LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and GMR OP), then Merger-Related Action of the kind specified in clause (i) of this Section 7 above must be taken by the Acquiror with respect to all Earned LTIP Units subject to this Award which are not so convertible at the time, whereby all such Earned LTIP Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed Earned LTIP Units or any securities to be substituted for such Earned LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders; and

(c)if some or all of the Earned LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the Earned LTIP Units in accordance with Section 7(b), then Merger-Related Action of the kind specified in clause (ii) of this Section 7 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of Earned LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the Earned LTIP Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of  shares of common stock into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.

7.Distributions. Distributions shall accrue during the Performance Period on the maximum number LTIP Units that the Grantee could earn under this Agreement and shall be paid with respect to all of the Earned LTIP Units at the conclusion of the Performance Period following calculation of the number of Earned LTIP Units in accordance with Section 4 and upon the issuance thereof to the Grantee, in cash or by the issuance of additional LTIP Units at the discretion of the Committee. The right to distributions set forth in this Section 8 shall be deemed a Dividend Equivalent Right for purposes of the Plan. The Grantee shall cease to have any Dividend Equivalent Right with respect to LTIP Units that are not earned or that cease to be eligible for vesting and are forfeited in accordance with this Agreement.

8.Incorporation of Plan and Partnership Agreement. Notwithstanding anything herein to the contrary, this Award shall be subject to all of the terms and conditions of the Plan and the Partnership Agreement.

9.Covenants. The Grantee hereby covenants as follows:

(a)So long as the Grantee holds any LTIP Units, the Grantee shall disclose to GMR OP in writing such information as may be reasonably requested with respect to ownership of LTIP Units as GMR OP may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to GMR OP or to comply with requirements of any other appropriate taxing authority.

(b)The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the maximum number of LTIP Units that the Grantee may earn hereunder, and the Company hereby consents thereto. The Grantee has delivered with this Agreement a completed, executed copy of the election form attached hereto as ANNEX A. The Grantee agrees to file the election (or to permit GMR OP to file such election on the Grantee’s behalf) within thirty (30) days after the Final Acceptance Date with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(c)The Grantee hereby agrees that it does not have the intention to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. GMR OP and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units, subject to the terms and conditions hereof, from the Final Acceptance Date. The Grantee hereby agrees to take into account the distributive share of GMR OP income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

(d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with GMR OP in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)The Grantee hereby recognizes that changes in applicable law may affect the federal tax consequences of owning and disposing of LTIP Units.

10.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

11.Amendment. The Grantee acknowledges that the Plan may be amended or canceled or terminated in accordance with Article XVIII thereof and that this Agreement may be amended or cancelled by the Committee, on behalf of GMR OP, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 6 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Change in Control shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 12 or the Plan.

12.No Obligation to Continue Employment. Neither the Company nor any one of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the

Company or its Affiliates to terminate the employment of the Grantee at any time.

13.Notices. Notices hereunder shall be mailed or delivered to GMR OP at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with GMR OP or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within Delaware.

[Signatures appear on following page.]

GLOBAL MEDICAL REIT INC.
a Maryland corporation

Name:
Title:
Date:

GLOBAL MEDICAL REIT L.P.
a Delaware limited partnership

By:	GLOBAL MEDICAL REIT GP LLC
its general partner

By:	GLOBAL MEDICAL REIT INC.
its sole member

Name:
Title:
Date:

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date: _____________
Grantee’s Signature

Grantee’s name and address:

Name:

Address:

[Signature page to LTIP Unit Vesting Agreement]

ANNEX A

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.		The name, address and taxpayer identification number of the undersigned are:
Name: _______________________________________ (the “Taxpayer”)

	Address:	______________________________________
______________________________________
______________________________________

Social security number: ___________________________

2.		Description of property with respect to which the election is being made:

LTIP Units (the “LTIP Units”) in Global Medical REIT L.P. (“GMR OP”).

3.		The date on which the LTIP Units were transferred is _____________. The taxable year to which this election relates is calendar year ____.

4.		The LTIP Units are subject to the following restrictions:

(a) The LTIP Units are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.

(b) The Taxpayer’s LTIP Units vest and become transferable based on the Taxpayer’s continued employment.

5.

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.00 per LTIP Unit.

6.		The amount paid by the Taxpayer for the LTIP Units was $0.00 per LTIP Unit.

7.		The amount to include in gross income is $0.00.

8.		A copy of this statement has been furnished to GMR OP and to its general partner, Global Medical REIT GP LLC.

[Signature Page Follows]

Dated: _________
Signature of the Taxpayer

Taxpayer’s name and address:

Name:
Address:

The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Code.

Dated: _________
Signature of the Taxpayer’s Spouse

Spouse’s name and address:

Name:
Address:

Signature Page to Annex A

ANNEX B

Partnership Agreement

(Attached)

ANNEX C

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee desiring to become one of the within named Partners of Global Medical REIT L.P. (“GMR OP”), hereby becomes a party to the Agreement of Limited Partnership (as amended from time to time, the “Partnership Agreement”) of GMR OP, by and among Global Medical REIT GP LLC, as general partner (the “General Partner”), and the Limited Partners, effective as of the Grant Date (as specified in the LTIP Unit Vesting Agreement, dated ____________, ____, among the Grantee, Global Medical REIT Inc. and GMR OP). The Grantee agrees to be bound by the Partnership Agreement. The Grantee also agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of the Partnership Agreement.

Date:
Signature of Limited Partner

Limited Partner’s name and address:

Name:

Address: